UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        February 5, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



      TENNESSEE                   1-12762                 62-1543819
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                      Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press releases were released to the press on February
10, 1998 and February 17, 1998.

MEMPHIS, TN: February 10, 1998. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced the purchase on February 5th of the 240 unit Walden Run Apartments in McDonough, Georgia from McDonough Partners LLC. Built in 1997, the property was purchased for $13,420,000 in an all cash transaction. Walden Run is located in Henry County, one of the fastest growing counties in the country. Funding was provided by the Company's line of credit.

The  property  is expected to be fully leased by April  1,  1998.
The  average rental rates are $695 per month.

MAA now owns 32,358 apartment units in 13 states, including 1,650 under development.

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104, 6584 Poplar Ave., Suite 340, Memphis,  TN
38138, (901)682-6600 FAX: (901)682-6667.




MEMPHIS, TN: February 17, 1998. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced the resignation of Michael
B. Yanney, Chairman and CEO of America First Co. LLC, from its Board of Directors, effective February 11, 1998. Mr. Yanney, who was recently appointed Chairman of the Board of Directors of the Omaha Chamber of Commerce and Chairman of the Board of Governors of the Joslyn Art Museum, Omaha, NE, cited ongoing business demands and the time constraints of these additional responsibilities as his reason for leaving Mid-America Apartments. Board member, O. Mason Hawkins will chair a search committee, composed of Mid-America's independent directors, to fill the unexpired term of Mr. Yanney with another independent director.

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104, 6584 Poplar Ave., Suite 340, Memphis,  TN
38138, (901)682-6600 FAX: (901)682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MID-AMERICA APARTMENT COMMUNITIES, INC.



Date: February 19, 1998     /s/ Simon R.C. Wadsworth
      -----------------     --------------------------------
                            Simon R.C. Wadsworth
                            Executive Vice President
                            (Principal Financial and Accounting Officer)